SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934

               Date of Report (Date of earliest event reported) :
                                November 22, 1996


                        SHARED TECHNOLOGIES FAIRCHILD INC.


                          DELAWARE 0-17366 87-0424558
                    (State of other (Commission (I.R.S. Employer jurisdiction of incorporation) File Number Identification No.)



100 Great Meadow Road, Suite 104
       Wethersfield, CT                    06109
(Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code (860) 258-2400



Total number of sequentially numbered paged in this filing, including exhibits hereto:

Item 4.

     (i) Pursuant to section 5.04(a) of the Company's Credit Agreement dated March 12, 1996, effective November 18, 1996, Rothstein, Kass & Company, P.C., the registrant's independent public accountant was dismissed.

    (ii) Rothstein, Kass & Company, P.C.'s reports for the years ended December 31, 1995 and December 31, 1994 did not contain an adverse opinion or a disclosure of opinion, and were not qualified or modified as to uncertainty and/or their scope, or accounting principal.

     (iii) The decision to change independent public accountants was approved by the Audit Committee of the Company's Board of Directors.

     (iv) During the past two fiscal years and the interim period from January 1, 1996 to November 22, 1996, there were no disagreements between management and Rothstein, Kass & Company, P.C. on any matter of accounting principal or practices, financial statement disclosure or auditing scope or procedure.

     (v) The Company has engaged Arthur Andersen LLP as Shared Technologies Fairchild Inc.'s independent public accountants as of November 22, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     Shared Technologies Fairchild  Inc.



                                      By:   /s/ Vincent DiVincenzo
                                            Vincent DiVincenzo
                                      Senior Vice President-Finance
                                      and Administration, Treasurer
                                      and Chief Financial Officer


Date:  November 22, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                Re: Shared Technologies Fairchild Inc.
                               (File No. 0-17366)

Gentlemen:

     We were previously the principal accountants for Shared Technologies Fairchild Inc. and on March 1, 1996, except for Notes 1, 7 and 18 as to which the date is March 13, 1996,we reported on the consolidated financial statements of Shared Technologies Fairchild Inc. and Subsidiaries, as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. On November 22, 1996, we were dismissed as the principal accountants for Shared Technologies Fairchild Inc. We have read Shared Technologies Fairchild Inc. statements included pursuant to Item 4 in its Form 8-K dated November 22, 1996, and we agree with the statements in Items i, ii, and iv thereof as they relate to our firm.

                                            Very truly yours,



                                            Rothstein, Kass & Company, P.C.

Roseland, New Jersey
November 22, 1996